CERTIFICATE OF INCORPORATION

                                       OF

                           IMMTECH INTERNATIONAL, INC.

                                  ARTICLE FIRST

            The name of the corporation is Immtech International, Inc.

                                 ARTICLE SECOND

            The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, County of Kent, Dover, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THIRD

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

Section 1. Capital Stock.

            The total number of shares of stock which the Corporation has authority to issue is 10,394,550, consisting of:

                  (A) 1,794,550 shares of Series A Participating Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock");

                  (B) 1,600,000 shares of Series B Participating Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"); and

                  (C) 7,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock").

The Series A Preferred Stock and the Series B Preferred Stock are referred to herein collectively as the "Preferred Stock."
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Section 2. Powers and Special Rights of the Preferred Stock.

            Part 1. Dividends.

            1A. General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation will pay preferential cumulative dividends to the holders of the Preferred Stock as provided in this Part 1. Except as otherwise provided herein, dividends on each share of Preferred Stock will accrue on a daily basis at the rate of 8% per annum of the Liquidation Value thereof plus accumulated and unpaid dividends thereon from and including the date of issuance of such share of Preferred Stock to and including the earlier of (i) the date on which the Liquidation Value of such share of Preferred Stock plus any accrued and unpaid dividends thereon is paid upon any 1iquidation, dissolution or winding up of the Corporation, (ii) subject to paragraph 5A(vii) below, the date on which such share of Preferred Stock is converted into Common Stock or (iii) the date on which such share of Preferred Stock is redeemed in accordance with Part 3 hereof. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

            1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 1992 (the "Dividend Reference Dates"), all dividends which have accrued on each share of Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) shall be accumulated and shall remain accumulated dividends with respect to each such share of Preferred Stock until paid.

            1C. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock on the basis of the number of shares of Preferred Stock owned by each such holder.

            1D. Preference. The Corporation shall not, without the prior written consent of the holders of a majority of the shares of Preferred Stock then outstanding, pay or declare any dividend or distribution on any Junior Securities at any time when accumulated dividends on the Preferred Stock have not been paid in full.


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            1E. Participation in Common Stock Dividends. In the event that the
Corporation declares a dividend or distribution on the Common Stock (subject to the receipt of any required approvals under paragraph 1D), the holders of the Preferred Stock and the holders of the Common Stock shall share pro rata (based, in the case of holders of Preferred Stock, on the number of shares of Common Stock which each holder of Preferred Stock would be entitled to receive upon conversion of its Preferred Stock into Common Stock) in such dividend or distribution.

            Part 2. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all of such holder's shares of Preferred Stock plus all accrued and unpaid dividends thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available for distribution to its stockholders are insufficient to permit payment to the holders of the Preferred Stock of the aggregate Liquidation Value of the Preferred Stock plus all accrued but unpaid dividends thereon, then the entire assets available for distribution will be distributed among the holders of the Preferred Stock pro rata based upon the amount of each such holder's aggregate investment in the Preferred Stock plus all accrued and unpaid dividends thereon. If the Corporation's assets available for distribution to its stockholders upon any such liquidation, dissolution or winding up exceed the aggregate Liquidation Value of the Preferred Stock plus all accrued but unpaid dividends thereon, then, after payment shall have been made to the holders of the Preferred Stock of the aggregate Liquidation Value of the Preferred Stock plus all accrued but unpaid dividends thereon, the holders of the Common Stock and the holders of the Preferred Stock shall share pro rata (based, in the case of holders of Preferred Stock on the number of shares of Common Stock which each holder of Preferred Stock would be entitled to receive upon conversion of its Preferred Stock into Common Stock) in all remaining assets of the Corporation available for distribution. The Corporation will mail written notice of any liquidation, dissolution or winding up to each record holder of Preferred Stock not less than 30 days prior to the effective date thereof. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Part 2, but instead will be treated pursuant to Paragraph 3D hereof.


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            Part 3. Redemptions.

            3A. Optional Redemption. Each holder of Preferred Stock may require the Corporation to redeem all or part of its Preferred Stock at any time on or after the fifth anniversary of the original date of issuance of the Series A Preferred Stock in accordance with this Part 3 and at a price per share of Preferred Stock equal to the Redemption Price (the "Redemption Right"). Any holder of Preferred Stock may exercise the Redemption Right by delivering to the Corporation a written notice (a "Redemption Notice") stating such holder's intention to exercise the Redemption Right and the number of such holder's shares of preferred Stock to be redeemed. The Corporation shall be obligated to redeem the total number of shares of Preferred Stock specified in any Redemption Notice in a series of eight equal quarterly redemptions, such redemptions to occur on the last day of each calendar quarter commencing with the first calendar quarter ending at least 30 days following the Corporation's receipt of the Redemption Notice (each a "Redemption Date"). Within 5 days after receipt of a Redemption Notice from any holder of Preferred Stock, the Corporation shall notify all other holders of Preferred Stock that the Redemption Right has been exercised, and each other holder shall have the right, exercisable by written notice delivered to the Corporation within 10 days after receipt of such notice from the Corporation, to request that any or all of such other holder's shares of Preferred Stock be redeemed on the Redemption Dates together with the shares of Preferred Stock of the holder who delivered the Redemption Notice.

            3B. Redemption Price. For each share of Preferred Stock which is to be redeemed on any Redemption Date, the Corporation will be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock) an amount in immediately available funds (the "Redemption Price") equal to the Liquidation Value thereof plus all accrued but unpaid dividends thereon. If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon each stockholder's aggregate investment in the Preferred Stock plus all accrued but unpaid dividends thereon. Thereafter, when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will be used to redeem the balance of the shares of Preferred Stock which the Corporation became obligated to redeem on such Redemption Date but which it has not redeemed (such redemptions to be made on a monthly basis).

            3C. Reissuance of Certificates. In case fewer than the total number of shares of Preferred Stock represented by any certi-


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ficate are redeemed in any installment, a new certificate representing the number of unredeemed shares of such of Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Preferred Stock.

            3D. Special Redemptions.

            (i) If a Fundamental Change is to occur, the Corporation will notify each holder of Preferred Stock in writing of such pending Fundamental Change not less than 35 days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Fundamental Change (including, but not limited to, the amount and nature of the consideration to be paid in connection therewith) and the provisions of this paragraph 3D and the Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. The holder or holders of a majority of the Preferred Stock then outstanding may (a) waive such notice, or (b) require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to that which such holder would be entitled to if the Corporation were deemed to be liquidated (pursuant to Part 2 above) immediately prior to the consummation of such Fundamental Change (the "Special Redemption Price"), by giving written notice to the Corporation of such election within 20 days after receipt of notice from the Corporation. Such notice to the Corporation will include an election by the holders of the Preferred Stock to receive their respective Special Redemption Price in cash or in securities from the acquiring Person, or in a combination thereof. Any securities to be delivered to the holders of Preferred Stock will be valued at their Market Price. The Corporation will give prompt written notice of such election to the other holders of the Preferred Stock (but in any event within 10 days prior to the consummation of the Fundamental Change), and each such holder will have until 5 days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the class of Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation will be obligated to redeem the number of shares specified therein at the time of the consummation of such Fundamental Change. If the Fundamental Change does not occur, all requests for redemption will be rescinded.

            (ii) The term "Fundamental Change" means (a) a sale or transfer of more than 50% of the assets of the Corporation on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock


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(on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization the Corporation's outstanding capital stock (on a fully-diluted basis) having a majority of the ordinary voting power to elect the Corporation's board of directors or (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the consumation of the merger contemplated by paragraph 3Q of the Stock Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors.

            (iii) If and to the extent that applicable law or any other restriction prohibits the payment to the holders of Preferred Stock of all or any portion of the amounts required to be paid under subparagraph (i) above such unpaid amounts will be paid to the holders of Preferred Stock by the Person (other than the Corporation) who is a party to the Fundamental Change upon the closing thereof by purchase of such shares of Preferred Stock under an agreement which will provide that such purchased shares will be canceled effective upon the closing of the Fundamental Change. In the event the full amount of any payment hereunder is not paid to the holders of Preferred Stock upon or immediately prior to the closing of the Fundamental Change in accordance herewith, then the entire amount payable in respect of the Fundamental Change will be distributed ratably among the holders of Preferred Stock in proportion to the aggregate Special Redemption Price of the Preferred Stock held by each holder.

            (iv) In the event that the requirements of subparagraphs (i) and
(iii) above are not complied with, the Corporation will either:

                  (a) cause the closing of the Fundamental Change to be postponed until such time as the requirements of subparagraphs (i) and
      (iii) above have been complied with; or

                  (b) cancel such Fundamental Change, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subparagraph (i) above.

            3E. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or otherwise transferred.


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            Part 4. Voting Rights.

            4A. Voting Rights. Except as otherwise required by law, the holders of the Preferred Stock will be entitled to vote with the holders of the Common Stock on each matter submitted to a vote of the Corporation's stockholders, with each share of Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter. Notwithstanding the foregoing, the provisions of this Paragraph 4A shall not apply to the election or removal of directors at any time when the provisions of Paragraph 4B are in effect.

            4B. Class Voting Rights.

            (i) The Corporation's board of directors shall be elected as follows:

                  (a) So long as at least the Requisite Number of shares of Series A Preferred Stock are outstanding (as appropriately adjusted for any stock dividends payable in shares of Preferred Stock and any combinations, subdivisions and split-ups of the shares of Preferred Stock), the holders of the Series A Preferred Stock will have the special right, voting separately as a single class (with each share of Series A Preferred Stock being entitled to the number of votes possessed by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible) and to the exclusion of all other classes of the Corporation's stock, to elect two of the members of the board of directors of the Corporation. The holders of Series A Preferred Stock shall also have the special right, voting separately as a single class and to the exclusion of all other classes of the Corporation's stock, to remove any individuals elected to such directorships.

                  (b) At all times after at least 800,000 shares of Series B Preferred Stock have been issued pursuant to the Series B Preferred Stock Options and so long as at least the Requisite Number of shares of Series B Preferred Stock are outstanding (as appropriately adjusted for any stock dividends payable in shares of Preferred Stock and any combinations, subdivisions and split-ups of the shares of Preferred Stock), the holders of the Series B Preferred Stock will have the special right, voting separately as a single class (with each share of Series B Preferred Stock being entitled to the number of votes possessed by the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible) and to the exclusion of all other classes of the Corporation's stock, to elect one member of the board of directors of the Corporation. The holders of Series B


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      Preferred Stock shall also have the special right, voting separately as a single class and to the exclusion of all other classes of the Corporation's stock, to remove any individual elected to such directorship.

                  (c) The holders of the Common Stock, voting separately as a single class, shall have the right to elect three members of the board of directors of the Corporation. The holders of the Common Stock shall also have the right, voting separately as a single class, to remove any individuals elected to such directorships.

                  (d) The holders of the Preferred Stock and the Common Stock, voting together as a single class (with each share of Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for the determination of stockholders entitled to vote on such matter), shall have the right to elect all other members of the board of directors of the Corporation. The holders of the Preferred Stock and the Common Stock shall also have the right, voting together as a single class (with each share of Preferred Stock having the number of votes set forth in the immediately preceding sentence), to remove any individuals elected to such directorships.

            (ii) The special right of the holders of Preferred Stock to elect and remove directors contained in Paragraphs 4B(a) and 4B(b) may be exercised either at a special meeting of the holders of the applicable series of Preferred Stock called as provided below, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the holders of the applicable series of Preferred Stock in lieu of a meeting. The directors to be elected by the holders of the Preferred Stock pursuant to Paragraphs 4B(a) and 4B(b) shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders (unless sooner removed) and until their successors have been elected and qualified.

            At any time when the holders of Preferred Stock have the special voting rights set forth in Paragraph 4B(a) and/or 4B(b), the secretary of the Corporation shall, upon the written request of the holders of record of shares of the applicable series of Preferred Stock having at least 10% of the votes possessed by the then outstanding Preferred Stock of such series, call a special meeting of the holders of such series of Preferred Stock for the purpose of electing or removing directors. Such meeting shall be held at the earliest practicable date at the Corporation's principal office or at such other place designated by the holders of shares of the applicable series of Preferred Stock having at least 10% of the votes possessed by the then outstanding Preferred


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Stock of such series. If such meeting shall not be called by a proper officer of the Corporation within 10 days after personal service of said written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at the Corporation's principal office, then the holders of record of shares of the applicable series of Preferred Stock having at least 10% of the votes possessed by the then outstanding Preferred Stock of such series may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the shortest legally permissible notice. Any holders of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

            At any stockholders meeting at which the holders of Preferred Stock shall have the special right, voting separately as a single class, to elect or remove directors as provided in Paragraphs 4B(a) and 4B(b), the presence, in person or by proxy, of the holders of record of shares of the applicable series of Preferred Stock having a majority of the votes possessed by the then outstanding Preferred Stock of such series shall be required to constitute a quorum of such series of Preferred Stock for such election or removal. At any such meeting or adjournment thereof, the absence of such a quorum of the applicable series of Preferred Stock shall not prevent the election of directors other than the directors to be elected by holders of such series of Preferred Stock pursuant to Paragraph 4B(a) and/or 4B(b), and in the absence of either or both such quorums, the holders of record of shares representing a majority of the voting power present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting.

            A vacancy in the directorships to be elected by the holders of the Preferred Stock pursuant to Paragraphs 4B(a) and 4B(b) may be filled only by vote or written consent in lieu of a meeting of the holders of shares of the applicable series of Preferred Stock having a majority of the votes possessed by the then outstanding Preferred Stock of such series acting separately as a single class and to the exclusion of all other classes of the Corporation's stock.

            Part 5. Conversion.

            5A. Conversion Procedure.

            (i) At any time and from time to time, any holder of shares of Series A Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying


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the number of shares of Series A Preferred Stock to be converted times $1.00 per share and dividing the result by the Series A Conversion Price (as defined in Paragraph 5B below). At any time and from time to time, any holder of shares of Series B Preferred Stock may convert all or any portion of such shares
(including any fraction of a share) into the number of shares of the Corporation's Common Stock computed by multiplying the number of shares of Series B Preferred Stock to be converted times $1.25 per share and dividing the result by the Series B Conversion Price (as defined in Paragraph 5B below).

            (ii) Each conversion of preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (iii) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                  (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                  (b) the amount payable under Subparagraph 5A(vi) below with respect to such conversion; and

                  (c) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

            (iv) The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock will be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

            (v) The Corporation will not close its books against the transfer of Preferred Stock or of Common Stock issued or issuable


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upon conversion of Preferred Stock in any manner which interferes with the timely conversion of preferred Stock.

            (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 5A(vi), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

            (vii) Upon conversion of shares of Preferred Stock into Common Stock pursuant to this paragraph 5A, the holder of such shares of Preferred Stock shall forfeit its right to receive any accrued but unpaid dividends on such shares.

            5B. Conversion Price.

            (i) The initial "Series A Conversion Price" will be $1.00. The initial "Series B Conversion Price" will be $1.25. The Series A Conversion Price and the Series B Conversion Price shall each be referred to herein as a "Conversion Price". In order to prevent dilution of the conversion rights granted under this subdivision, the Series A Conversion Price and the Series B Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 5B; provided, however, that, notwithstanding anything to the contrary contained herein, there will be no adjustment of either Conversion Price as a result of (a) the issuance of shares of Common Stock upon the conversion of shares of the Series A Preferred Stock or Series B Preferred Stock, or (b) issuances of Common Stock for incentive or compensatory purposes to directors, officers, employees, consultants and scientific advisors of the Corporation which are from time to time approved by the Corporation's board of directors (including, without limitation, grants of stock options and the issuance of Common Stock upon the exercise thereof).

            (ii) If and whenever on or after the original date of issuance of the Series A Preferred Stock, but prior to July 1, 1994, the Corporation issues or sells, or in accordance with paragraph 5C is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then forthwith upon such issue or sale the Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

            (iii) If and whenever on or after July 1, 1994, the Corporation issues or sells, or in accordance with Paragraph 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issuance or sale, then immediately upon such issuance or sale such Conversion Price will


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be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Underlying Common Stock outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Underlying Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock deemed to have been issued in such sale pursuant to this Part 5.

            5C. Effect on Conversion Prices of Certain Events.

            (i) For purposes of determining the adjusted Conversion Prices under Subparagraph 5B(ii), the following will be applicable:

                  (a) Issuance of Rights or Options. If the Corporation in any manner grants, issues or sells any right or option to subscribe for or to purchase Common Stock (other than grants of stock options to directors, officers, employees, consultants and scientific advisors of the Corporation for incentive or compensatory purposes which are approved from time to time by the Corporation's board of directors) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the granting, issuance or sale of such Options for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting, issuance or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                  (b) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange


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      thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Part 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all holders of the Preferred Stock.

           (ii) For purposes of determining the adjusted Conversion Prices under Subparagraph 5B(iii), the following will be applicable:

                  (a) Issuance of Rights or Options. If the Corporation in any manner grants, issues or sells any Options or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than any Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible

      Securities issuable upon the exercise of such Options will be deemed to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting, issuance or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of such Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (b) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of such Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Part 5, no further adjustment of such Conversion Price will be made by reason of such issuance or sale.

                  (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, any Conversion Price in effect at the time of such change will be readjusted, if necessary, to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of any Conversion Price then in effect, such adjustment will not be effective until 10 days after written notice thereof has been delivered by the Corporation to all holders of the Preferred Stock.

            (iii) For purposes of determining the adjusted Conversion Prices under Subparagraph 5B(ii) and Subparagraph 5B(iii), the following will be applicable:

                  (a) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, any Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (b) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock; provided, that, if such parties are unable to reach agreement upon the selection of an independent appraiser within 15 days after the Valuation Event, within 25 days after the Valuation Event, the Corporation and the holders of a majority of the Preferred Stock then outstanding will each choose a qualified independent appraiser reasonably acceptable to the other party and each such appraiser will deliver in writing its determination of the fair value of such consideration. If the difference between the two appraisals is 10% or less of the lower amount, the fair value will be the average of such two appraisals. If the difference between the two appraisals is greater than 10% of the lower amount, the two appraisers will, within 35 days after the Valuation Event, jointly choose a third qualified independent appraiser. Within 45 days after the Valuation Event, the third appraiser will deliver its determination of fair value and the final determination of the fair value of such consideration will be equal to the average of the two appraisals which are nearest to each other. The expenses of the appraisers will be paid one-half by the Corporation and one-half by the holders of the Preferred Stock (pro rata based on the number of shares of Preferred Stock held).

                  (c) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

                  (d) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                  (e) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, each Conversion Price in effect immediately prior to such combination will be proportionately increased.

            5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock will thereafter have the right to acquire and receive, in lieu of or (if additional consideration is received) in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of this Part 5 and Parts 6 and 7 will thereafter be applicable to the Preferred Stock (including, without limitation, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than such Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the

Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Part 5 but not expressly provided for by such provisions, then the Corporation's board of directors will make an appropriate adjustment in each Conversion Price so as to protect the rights of the holders of the Preferred Stock; provided, however, that, no such adjustment will increase any Conversion Price as otherwise determined pursuant to this Part 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock.

            5G. Notices.

            (i) Immediately upon any adjustment of the Conversion Price of any class of Preferred Stock, the Corporation will give written notice thereof to all holders of such class of Preferred Stock.

            (ii) The Corporation will give written notice to all holders of Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or Liquidation.

            (iii) The Corporation will also give written notice to the holders of Preferred Stock at least twenty (20) days prior to the date on which any Organic Change will take place.

            5H. Mandatory Conversion. The Corporation may require the conversion of all of the outstanding Preferred Stock upon the closing of a firm commitment underwritten Public Offering of shares of the Corporation's Common Stock in which (i) the net proceeds received by the Corporation will be at least $15,000,000 and (ii) the price per share paid by the public for such shares will be at least $7.50 (based on the Common Stock as constituted on the date of issuance of Series A Preferred Stock and appropriately adjusted for any stock dividend or stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Preferred Stock at least 20 but not more than 40 days prior to such closing.

            Part 6. Liquidating Dividends.

            If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock or a stock split (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had such Preferred Stock been converted into Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            Part 7. Purchase Rights.

            If at any time the Corporation distributes, grants or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

            Part 8. Registration of Transfer.

            The Corporation will keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate; provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such shares and the payment of any applicable transfer taxes, if any, by the holder thereof.

            Part 9. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            Part 10. Definitions.

            "Junior Securities" means any of the Corporation's equity securities other than the Preferred Stock.

            "Liquidation Value" means, with respect to the Series A Preferred Stock, $1.00 per share, and with respect to the Series B Preferred Stock, $1.25 per share.

            "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time, be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on ail such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Preferred Stock.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that a Public Offering will not include an offering made in connection with a business acquisition.

            "Requisite Number" means (i) with respect to the Series A Preferred Stock, 772,275 shares of Series A Preferred Stock and (ii) with respect to the Series B preferred Stock, half the number of shares of Series B Preferred Stock issued upon exercise of the Series B Preferred Stock Options pursuant to the Stock Purchase Agreement.

            "Series B Preferred Stock Options" has the meaning set forth in the Stock Purchase Agreement.

            "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of December 18, 1992, by and among Immtech International, Inc., a Wisconsin corporation, and certain investors.

            "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

            "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination or other reorganization.

            Part 11. Amendment and Waiver.

            No amendment, modification or waiver will be binding or effective with respect to any provision of this Section 2 without the prior written consent of the holders of a majority of the shares of Preferred Stock outstanding at the time such action is taken. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior affirmative vote or written consent of the holders of a majority of the shares of Preferred Stock then outstanding.

            Part 12. Notices.

            Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

Section 3. Common Stock.

            Part 1. Voting Rights. Except as otherwise required by law and the other provisions of this Article Fourth, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the corporation's stockholders.

            Part 2. Dividends. Subject to the limitations contained in paragraph 1D of Section 2 of this Article Fourth, the holders of Common Stock will be entitled to dividends if, when, and as declared by the Corporation's board of directors, out of funds legally available therefor, whether payable in cash, property or securities of the Corporation.

            Part 3. Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

            Part 4. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (it being understood that an affidavit of the registered holder will be deemed satisfactory to the Corporation) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                                 ARTICLE FIFTH

            The board of directors of the Corporation shall consist of not more than seven members.

                                  ARTICLE SIXTH

            The corporation is to have perpetual existence.

                                 ARTICLE SEVENTH

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHTH

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINTH

            To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TENTH

            The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVENTH

            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   * * * * *

                                State of Delaware                         PAGE 1

                        Office of the Secretary of State

                      -------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "IMMTECH INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 1996, AT 12 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                        /s/ Edward J. Freel
                               [SEAL]   ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:

                                        DATE:

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

            IMMTECH INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended by deleting the current text of section 1 of Article Fourth thereof describing the authorized shares and substituting in lieu thereof the following:

      Section 1. Capital Stock.

            The total number of shares of stock which the Corporation has authority to issue is 13,394,550, consisting of:

            (A) 1,794,550 shares of Series A Participating Preferred Stock, $O.01 par value per share (the "Series A Preferred Stock");

            (B) 1,600,000 shares of Series B Participating Preferred Stock, $O.01 par value per share (the "Series B Preferred Stock"); and

            (C) 10,000,000 shares of Common Stock, $O.Ol par value par value per share (the "Common Stock").

      The Series A Preferred Stock and the Series B Preferred Stock are referred to herein collectively as the "Preferred Stock."

            SECOND: That in accordance with section 228 of the General Corporation Law of the State of Delaware the holders of a majority of the issued and outstanding shares of capital stock of the Corporation and the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation as a separate class have given written consent in favor of such amendment and the

Corporation has given written notice of such amendment to each stockholder of the Corporation who has not given written consent in favor of such amendment.

            THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by T. Stephen Thompson, its President, and attested by Gary C. Parks, its Secretary, this 26th day of July, 1996.

                                        IMMTECH INTERNATIONAL, INC.


                                        BY /s/ T. Stephen Thompson
                                           -------------------------------------
                                                   President

                                           Attest:


                                        /s/ Gary C. Parks
                                        ----------------------------------------
                                                   Secretary

                      CONSENT OF HOLDER OF PREFERRED STOCK
                         OF IMMTECH INTERNATIONAL, INC.

      The undersigned, who is the sole owner and holder of a majority of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share ("Series A Preferred"), and a majority of the issued and outstanding shares of Series B Preferred Stock, par value $0.01 per share ("Series B Preferred"), of Immtech International, Inc., a Delaware corporation (the "Corporation"), hereby consents to the actions of the Corporation as provided herein.

                                    RECITALS

      A. The Corporation entered into a Stock Purchase Agreement, dated as of December 18, 1992, as amended (the "Agreement"), with Marquette Venture Partners II, L.P., a Delaware limited partnership ("Marquette"), providing for the purchase by Marquette or certain of Marquette's affiliates of certain shares of Series A Preferred and options to purchase shares of Series B Preferred.

      B. Section 4E of the Agreement prohibits under certain circumstances the issuance by the Corporation of equity securities (including options, warrants and securities convertible into or exchangeable for equity securities of the Corporation) without the vote or written consent of the holders of a majority of the issued and outstanding shares of Series A Preferred and Series B Preferred as a single class.

      C. Section 4J of the Agreement provides limited first refusal rights to the holders of Series A Preferred and Series B Preferred upon certain issuances by the Corporation of shares of common stock, par value $0.01 per share ("Common Stock"), of the Corporation or securities containing options or rights to acquire shares of Common Stock upon conversion or otherwise, subject to waiver by the holders of a majority of the issued and outstanding shares of Series A Preferred and Series B Preferred as a single class.

      D. The Corporation has authorized the issuance of certain units ("Units") consisting of Senior Convertible Notes due 1997 and warrants to purchase shares of the Corporation's common stock, par value $0.01 per share, as described in the Corporation's Private Placement Memorandum dated July 2, 1996 (the "PPM").

      E. Criticare Biomedical, Inc. ("Stockholder") has purchased 1,000,000 shares of Series A Preferred and 1,200,000 shares of Series B Preferred previously held by Marquette and/or certain of Marquette's affiliates, and as such Stockholder has succeeded to the rights of Marquette under the Agreement.

                                     CONSENT

      1. Stockholder hereby consents to the issuance of the Units substantially as described in the PPM.

      2. Stockholder, for itself and for all owners and holders of Series A Preferred and Series B Preferred, hereby waives, now and forever, but solely with respect to the issuance of the Units substantially as described in the PPM, all rights under section 4 of the Agreement, including, without limitation, with respect to the restrictive covenants in section 4E of the Agreement and the first refusal rights under section 4J of the Agreement.

Dated: 7/25/96                          CRITICARE BIOMEDICAL, INC.


                                        By /s/ Gerhard J. Von der Ruhr PRES
                                           --------------------------------

                           Certificate of Amendment to
                          Certificate of Incorporation
                                       of
                           IMMTECH INTERNATIONAL. INC.

Pursuant to the provisions of Delaware General Corporation Law, Title 8, Chapter 1, Subchapter VIII, Section 242, the undersigned officer does hereby certify:

      FIRST: The name of the Corporation is Immtech International, Inc.

      SECOND: The Board of Directors of the Corporation duly adopted resolutions on June 15, 1998 declaring the advisability of (i) effecting a reverse stock split pursuant to which each issued and outstanding share of Common Stock, $0.01 par value per share ("Common Stock"), immediately prior to the effectiveness of this amendment shall be converted into 0.645260 share of Common Stock, (ii) reclassifying each issued and outstanding share of Series A Participating Preferred Stock, $0.01 par value per share ("Series A Preferred") immediately prior to the effectiveness of this amendment, into 0.645260 issued and outstanding share of Common Stock (after giving effect to the above-referenced reverse stock split), (iii) eliminating any authorized share of Series A Preferred that is not outstanding immediately prior to the effectiveness of this amendment, (iv) reclassifying each issued and outstanding share of Series B Participating Preferred Stock, $0.01 par value per share ("Series B Preferred") immediately prior to the effectiveness of this amendment, into 0.770086 issued and outstanding share of Common Stock (after giving effect to the above-referenced reverse stock split), (v) eliminating any authorized share of Series B Preferred that is not outstanding immediately prior to the effectiveness of this amendment, (vi) increasing the authorized capital stock of the Corporation (after giving effect to the reverse stock split) and providing for a class of Preferred Stock, $0.01 par value, with such designations, preferences, qualifications and rights as may be determined by the Board of Directors of the Corporation.

      THIRD: The Stockholders of the Corporation duly adopted the following resolution on or prior to June 30, 1998:

      RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be and it hereby is, amended in its entirety to read as follows:

            Section 1. AUTHORIZED CAPITAL STOCK. The total number of shares which the Corporation shall have the authority to issue shall be 35,000,000 shares, of which 30,000,000 shares shall be Common Stock, $0.01 par value, and 5,000,000 shares shall be Preferred Stock, $0.01 par value.

            Section 2. COMMON STOCK. The Board of Directors is hereby authorized to cause shares of Common Stock to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the Company to Capital or Capital Surplus.

            Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Section 3 of this Article Fourth, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

            No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

            After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Section 3 of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Section 3 of this Article Fourth) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Section 3 of this Article Fourth, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors.

            After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Section 3 of this Article Fourth), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

            Section 3. PREFERRED STOCK. Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors of the Company to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof and to fix and determine the following relative rights and preferences of shares of each such series:

            (1) the distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

            (2) the rate of dividend applicable to shares of such series;

            (3) the price at and the terms and conditions on which shares of such series may be redeemed;

            (4) the amount payable upon shares of such series in the event of the involuntary liquidation of the Company;

            (5) the amount payable upon shares of such series in the event of the voluntary liquidation of the Company;

            (6) sinking fund provisions for the redemption or purchase of shares of such series;

            (7) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

            (8) the voting powers, if any, of the holders of shares of the series, which may, without limiting the generality of the foregoing, include (i) the right to one or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; provided, however, that in no event shall a share of Preferred Stock have more than one vote; and

            (9) any other such rights and preferences as are not inconsistent with the Delaware General Corporation Law.

      No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Delaware General Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

      Section 4. OTHER PROVISIONS.

            (1) The relative powers, preferences, and rights of each series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section 3 of this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

            (2) Subject to the provisions of Subsection 1 of this Section 4, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (4) No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the Company shall have any preemptive right to purchase, acquire, subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Company of any class or series, or bonds, certificate of indebtedness, debenture or other securities convertible into or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            (5) The Company reserves the right to increase or decrease its authorized capital stock, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in any amendment hereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in this Certificate of Incorporation or any amendment thereto, are granted subject to this reservation.

      Each share of Common Stock which has heretofore been issued and outstanding is, upon effectiveness of this amendment, converted into 0.645260 issued and outstanding share of Common Stock, and in lieu of any fractional shares created by the above-provide-for reverse stock split, the Corporation shall pay to the holders thereof the fair value of such fractional shares in cash.

      Each share of Series A Preferred which has heretofore been issued and outstanding is, upon effectiveness of this amendment, reclassified into 0.645260 issued and outstanding share of Common Stock (after giving effect to the above-provided-for-reverse stock split), and in lieu of any fractional shares created by the above-provided-for reclassification, the Corporation shall pay to the holders thereof the fair value of such fractional shares in cash.

      Each share of Series A Preferred which has heretofore been authorized but is not outstanding immediately prior to the effectiveness of this amendment, is, upon effectiveness of this amendment, eliminated.

      Each share of Series B Preferred which has heretofore been issued and outstanding is, upon effectiveness of this amendment, reclassified into 0.770086 issued and outstanding share of Common Stock (after giving effect to the above-provided-for reverse stock split), and in lieu of any fractional shares created by the above-provided-for reclassification, the Corporation shall pay to the holders thereof the fair value of such fractional shares in cash.

      Each share of Series B Preferred which has heretofore been authorized but is not outstanding immediately prior to the effectiveness of this amendment, is, upon effectiveness of this amendment, eliminated.

      FOURTH: The Corporation dispensed with the holding of a meeting of stockholders, and this amendment was authorized and approved by a consent in writing signed by the holders of outstanding shares of the Corporation having the minimum voting power necessary to authorize and approve this amendment at a meeting at which all shares entitled to vote hereon were present, all in accordance with the provisions of Delaware General Corporate Law, Title 8, Chapter 1, Subchapter VII, Section 228.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by T. Stephen Thompson, its President, and attested by Gary C. Parks, its Secretary, this 30th day of June, 1998.

                                        IMMTECH INTERNATIONAL, INC.


                                        By: /s/ T. Stephen Thompson
                                            ------------------------------------
                                            T. Stephen Thompson
                                            President


                                              Attest:


                                            /s/ Gary C. Parks
                                            ------------------------------------
                                            Gary C. Parks
                                            Secretary

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "IMMTECH INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 1999, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                   [SEAL]      /s/ Edward J. Freel
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

2319592 8100                              AUTHENTICATION: 9561061
991046770                                           DATE: 02-05-99

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/05/1999
                                                         991046770 -  2319592

                           Certificate of Amendment to
                          Certificate of Incorporation
                                       of
                           IMMTECH INTERNATIONAL, INC.

Pursuant to the provisions of Delaware General Corporation Law, Title 8, Chapter 1, Subchapter VIII, Section 242, the undersigned officer does hereby certify:

      FIRST: The name of the Corporation is Immtech International, Inc.

      SECOND: The Board of Directors of the Corporation duly adopted resolutions on January 25, 1999 declaring the advisability of effecting a reverse stock split pursuant to which each issued and outstanding share of Common Stock, $0.01 par value per share ("Common Stock"), immediately prior to the effectiveness of this amendment shall be converted into 0.5 share of Common Stock.

      THIRD: The Stockholders of the Corporation duly adopted the following resolution on or prior to February 2, 1999:

      RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be and it hereby is, amended to add the following paragraph to the end thereof:

      Each share of Common Stock which has heretofore been issued and outstanding is, upon effectiveness of this amendment, converted into 0.5 issued and outstanding share of Common Stock, and in lieu of any fractional shares created by the above-provided-for reverse stock split, the Corporation shall pay to the holders thereof the fair value of such fractional shares in cash. The above-provided-for reverse stock split shall not change the total number of authorized shares of Common Stock or the par value of Common Stock.

      FOURTH: The Corporation dispensed with the holding of a meeting of stockholders, and this amendment was authorized and approved by a consent in writing signed by the holders of outstanding shares of the Corporation having the minimum voting power necessary to authorize and approve this amendment at a meeting at which all shares entitled to vote hereon were present, all in accordance with the provisions of Delaware General Corporate Law, Title 8, Chapter 1, Subchapter VII, Section 228.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by T. Stephen Thompson, its President, and attested by Gary C. Parks, its Secretary, this 2nd day of February, 1999.


                                        IMMTECH INTERNATIONAL, INC.

                                        By: /s/ T. Stephen Thompson
                                            ----------------------------------
                                            T. Stephen Thompson
                                            President


                                            Attest:

                                            /s/  Gary C. Parks
                                        -------------------------------------
                                            Gary C. Parks
                                            Secretary


                                       -2-